Exhibit (d)(2)

INVESTMENT sub-advisory agreement

AGREEMENT MADE THIS 1st day of August, 2026, by and between Nuveen Fund Advisors, LLC, a Delaware limited liability company and a registered investment adviser (“Manager”), and Nuveen Asset Management, LLC, a Delaware limited liability company and a registered investment adviser (“Sub-Adviser”).

WHEREAS, Manager is the investment manager for the Funds listed on Schedule A hereto (each a “Fund” and collectively the “Funds”), each a series of TIAA-CREF Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, Manager desires to retain Sub-Adviser as its agent to furnish investment advisory services for the Fund, upon the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows with respect to each Fund:

1. Appointment. Manager hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Services to be Performed. Subject always to the supervision of the Trust’s Board of Trustees (the “Board”) and the Manager, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the Fund, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Trust, will monitor the Fund’s investments, and will comply with the provisions of the Trust’s Declaration of Trust, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Manager will provide Sub-Adviser with current copies of the Trust’s Declaration of Trust, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement. Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board and to Manager with respect to the implementation of such program.

Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of the Trust’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or the Fund, or be in breach of any obligation owing to the Trust or the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if, in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers

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furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Trust such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Trust, Manager or Sub-Adviser, except as may be permitted under the 1940 Act and under no circumstances will Sub-Adviser select brokers or dealers for Fund transactions on the basis of Fund share sales by such brokers or dealers.

Sub-Adviser further agrees that it:

(a)	will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)	will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

(c)	will report regularly to Manager and to the Board of the Trust and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;

(d)	will prepare such books and records with respect to the Fund’s securities transactions as requested by the Manager and will furnish Manager and Trust’s Board such periodic and special reports as the Board or Manager may reasonably request; and

(e)	will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Fund’s securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Adviser’s portion of the portfolio. In addition, Sub-Adviser will assist Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities.

3. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Trust.

4. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee for the Fund equal to a percentage (as set forth on Schedule A) of the remainder of (a) the investment management fee payable by the Fund to the Manager based on average daily net assets pursuant to the Management Agreement, less (b) any management fee

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waivers, expense reimbursement payments, supermarket fees and alliance fees waived, reimbursed or paid by the Manager in respect of the Fund.

The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Trust, determined in the manner established by the Board, as of the close of business on the last preceding business day on which the Trust’s net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

5. Services to Others. Manager understands, and has advised the Trust’s Board, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised the Trust’s Board, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised the Trust’s Board, that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full such efforts and service to the Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

6. Limitation of Liability. Manager will not take any action against Sub-Adviser to hold Sub-Adviser liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser’s duties under this Agreement, except for a loss resulting from Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Term; Termination; Amendment. This Agreement shall become effective and shall run for an initial period as specified for each Fund in Schedule A hereto. This Agreement shall continue in force from year to year after the initial period, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that, if the continuation of this Agreement is not approved, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by either party on sixty (60) days’ written notice to the other. This Agreement may also be terminated by the Trust with respect to the Fund by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days’ written notice to the Sub-Adviser by the Trust.

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This Agreement may be terminated at any time without the payment of any penalty by the Manager, the Board or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a breach of the covenants of the Sub-Adviser set forth herein.

The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination. This Agreement shall automatically terminate in the event the Investment Management Agreement between the Manager and the Trust is terminated, assigned or not renewed.

8. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party as set forth below:

If to Manager:	If to Sub-Adviser:

Nuveen Fund Advisors, LLC 333 West Wacker Drive Chicago, Illinois 60606 Attention: John McCann	Nuveen Asset Management, LLC 333 West Wacker Drive Chicago, Illinois 60606 Attention: Jeremy Franklin

or at such other address as such party may designate for the receipt of such notice.

9. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

10. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois.

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IN WITNESS WHEREOF, Manager and Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

NUVEEN FUND ADVISORS, LLC, a Delaware limited liability company	NUVEEN ASSET MANAGEMENT, LLC, a Delaware limited liability company

/s/Jeremy Franklin By: Jeremy Franklin Title: Managing Director and Assistant Secretary	/s/Marc Cardella By: Marc Cardella Title: Senior Managing Director
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Investment Sub-Advisory Agreement

Schedule A

Fund Name	Effective Date	Period End	Compensation Percentage
Nuveen Emerging Markets Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Emerging Markets Equity Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Equity Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Core Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen International Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen International Equity Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen International Opportunities Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Large Cap Growth Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Large Cap Growth Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Large Cap Value Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Large Cap Value Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Quant Mid Cap Growth Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Mid Cap Value Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Quant International Small Cap Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Quant Small Cap Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Quant Small/Mid Cap Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Small Cap Blend Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Large Cap Responsible Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen International Responsible Equity Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen S&P 500 Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Bond Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Core Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Core and Impact Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Core Plus Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen 5-15 Year Laddered Tax Exempt Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Green Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen High Yield Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Short Duration and Impact Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Short Term Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Short Term Bond Index Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Emerging Markets Debt Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen International Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Inflation Linked Bond Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Money Market Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Real Estate Securities Select Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Retirement Income Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2010 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2015 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2020 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2025 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2030 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2035 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2040 Fund	August 1, 2026	July 31, 2027	50.0000%
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Fund Name	Effective Date	Period End	Compensation Percentage
Nuveen Lifecycle 2045 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2050 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2055 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2060 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2065 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle 2070 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index Retirement Income Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2010 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2015 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2020 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2025 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2030 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2035 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2040 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2045 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2050 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2055 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2060 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2065 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifecycle Index 2070 Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifestyle Income Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifestyle Conservative Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifestyle Moderate Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifestyle Growth Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Lifestyle Aggressive Growth Fund	August 1, 2026	July 31, 2027	50.0000%
Nuveen Managed Allocation Fund	August 1, 2026	July 31, 2027	50.0000%
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